EXHIBIT 3.1

P03000145597
FILED
December 04, 2003
Sec. Of State

Electronic Articles of Incorporation
For

INTERACTIVE GAMES, INC.

Article I

The name of the corporation is:
INTERACTIVE GAMES, INC.

Article II

The principal place of business address:
225 MIZNER BLVD.
SUITE 300
BOCA RATON, FL. US 33432

The mailing address of the corporation is:
225 MIZNER BLVD.
SUITE 300
BOCA RATON, FL. US 33432

Article III

The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:
100,000,000

Article V

The name and Florida street address of the registered agent is:
B. MICHAEL FRIEDMAN
255 MIZNER BLVD.
SUITE 300
BOCA RATON, FL 33432

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: B. MICHAEL FRIEDMAN

Article VI

The name and address of the incorporation is:
B. MICHAEL FRIEDMAN
255 MIZNER BLVD.
SUITE 300
BOCA RATON, FL 33432

Incorporator Signature: B. MICHAEL FRIEDMAN

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:
Title: P,D
B. MICHAEL FRIEDMAN
255 MIZNER BLVD.
SUITE 300
BOCA RATON, FL 33432

Article VIII

The effective date for this corporation shall be:
12/04/03